                                                                 Exhibit 3(ii)-2

                            MINUTE BOOK NUMBER TWO

                        OMO MINING AND LEASING COMPANY

                     INCORPORATED UNDER THE LAWS OF IDAHO

                                      AT

                             MOUNTAIN VIEW, IDAHO

                               JANUARY 19, 1926

                                    ------

                               CAPITAL $100,000.

                               2,000,000 SHARES

                                  PAR 5 CENTS

                                    -------

                           CORPORATION NAME CHANGED

                                      TO

                             OMO MINES CORPORATION

                               FEBRUARY 1, 1926

                           ARTICLES OF INCORPORATION

                                       OF

                         OMO MINING AND LEASING COMPANY

     KNOW ALL MEN BY THESE PRESENTS, THAT WE, THE UNDERSIGNED, AT LEAST ONE OF WHOM IS A BONA FIDE RESIDENT OF THE STATE OF IDAHO, HAVE THIS DAY VOLUNTARILY ASSOCIATED OURSELVES FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF IDAHO.

                                   ARTICLE I

     THE NAME OF THIS CORPORATION SHALL BE THE OMO MINING AND LEASING COMPANY.

                                   ARTICLE II

     THE PURPOSES FOR WHICH THIS CORPORATION IS FORMED ARE AS FOLLOWS:

     TO CARRY ON THE BUSINESS OF MINING, LEASING, MILLING, CONTRACTING, CONVERTING, SMELTING, TREATING, PREPARING FOR MARKET, MANUFACTURING, BUYING, SELLING, EXCHANGING AND OTHERWISE PRODUCING AND DEALING IN SILVER, LEAD, GOLD, COPPER, ZINC, BRASS, IRON, STEEL AND IN ALL KINDS OF ORES, METALS, MINERALS, AND IN PRODUCTS AND BY-PRODUCTS THEREOF, OF EVERY KIND AND DESCRIPTION, AND BY WHATEVER PROCESS THE SAME CAN BE OR HEREAFTER MAY BE PRODUCED, AND GENERALLY AND WITHOUT LIMIT AS TO AMOUNT, TO BUY, SELL, LEASE, EXCHANGE AND DEAL IN LANDS, MINES, AND MINERALS, RIGHTS AND CLAIMS, AND IN THE ABOVE SPECIFIED PRODUCTS, AND TO CONDUCT ALL BUSINESS APPURTENANT THERETO IN THE UNITED STATES OF AMERICA, OR BRITISH COLUMBIA.

                                  ARTICLE III

     THE PLACE WHERE THE PRINCIPAL BUSINESS OF THIS CORPORATION IS TO BE TRANSACTED IS AT THE OFFICE OF THOMAS TRATHEN, MOUNTAIN HOME, ELMORE COUNTY, STATE OF IDAHO, PROVIDED THAT MEETINGS OF THE BOARD OF DIRECTORS MAY BE HELD FOR THE TRANSACTION OF ANY BUSINESS OF THE CORPORATION AT SPOKANE, WASHINGTON.

                                   ARTICLE IV

     THE PERIOD OF EXISTENCE OF THIS CORPORATION SHALL BE FIFTY YEARS, UNLESS SOONER DISSOLVED BY THE ADJUDICATION OF A COURT OF THE PROPER ACTION OF ITS STOCKHOLDERS.

                                   ARTICLE V

     THE BUSINESS AND PRUDENTIAL AFFAIRS OF THIS CORPORATION SHALL BE MANAGED BY A BOARD OF THREE DIRECTORS WHO SHALL BE ELECTED AT THE ANNUAL MEETING OF ITS STOCKHOLDERS.

                                   ARTICLE VI

     THE AMOUNT OF THE CAPITAL STOCK OF THIS CORPORATION IS ONE HUNDRED THOUSAND DOLLARS ($100,000) DIVIDED INTO TWO MILLION (2,000,000) SHARES OF THE PAR VALUE OF FIVE CENTS EACH, AND CONSISTS OF AND IS BASED UPON THE ESTIMATED FRANK-LIN SITUATED IN EVOLUTION MINING DISTRICT, SHOSHONE COUNTY, STATE OF IDAHO, ALSO THE TREASURE MINE AT ROCKY BAR, ELMORE COUNTY, IDAHO, WITH THE IMPROVEMENTS THEREON AND THE APPURTENANCES THEREUNTO BELONGING OR IN ANYWISE PERTAINING.

                                  ARTICLE VII

     THE NAMES AND RESIDENCES OF THE PERSONS CHOSEN AS DIRECTORS TO MANAGE THE BUSINESS AND PRUDENTIAL AFFAIRS OF THIS CORPORATION UNTIL THE FIRST ANNUAL ELECTION OF DIRECTORS ARE AS FOLLOWS:

                  NAME                     ADDRESSES
                J. T. OMO              SPOKANE, WASHINGTON
                O. C. LAPP             SPOKANE, WASHINGTON
                T. TRATHEN             MOUNTAIN HOME, IDAHO
                B. B. LOWER            SPOKANE, WASHINGTON



     I, J.T. OMO, PRESIDENT OF THE OMO MINING & LEASING COMPANY, A CORPORATION CREATED AND ORGANIZED UNDER THE LAWS OF THE STATE OF IDAHO, DO HEREBY CERTIFY THAT THE FOREGOING AND ANNEXED IS A FULL, TRUE AND COMPLETE COPY OF THE CERTIFICATE OF INCORPORATION.

     DATED THIS THE 20TH DAY OF JANUARY, 1926.

                               (SIGNED) J.T. OMO

                       AMENDED ARTICLES OF INCORPORATION

                                     OF THE

                         OMO MINING AND LEASING COMPANY

     WHEREAS, THE OMO MINING AND LEASING COMPANY IS DULY INCORPORATED UNDER AND BY VIRTUE OF THE LAWS OF THE STATE OF IDAHO BY ARTICLES OF INCORPORATION DULY MADE AND FILED AND RECORDED IN THE OFFICE OF THE SECRETARY OF STATE OF IDAHO ON JANUARY 19, 1926, AND IN THE OFFICE OF THE COUNTY RECORDER OF ELMORE COUNTY IN SAID STATE ON JANUARY 18, A.D., 1926.

     WHEREAS BY ARTICLE I THE NAME OF THIS CORPORATION IS OMO MINING AND LEASING COMPANY.

     NOW, THEREFORE, THE STOCKHOLDERS OF THE SAID COMPANY, BY A MAJORITY VOTE THEREOF AT A SPECIAL MEETING OF THE STOCKHOLDERS DULY HELD ON THE FIRST DATE OF FEBRUARY, 1926, AT TWO O'CLOCK IN THE AFTERNOON, AS PROVIDED BY THE BY-LAWS AND WITH THE ABSENT OF ALL OF THE CAPITAL STOCK OUTSTANDING OF SAID COMPANY AND ALL THE HOLDERS THEREOF, TO WIT: OF ALL OF SAID CAPITAL STOCK AND OF THE HOLDERS THEREOF, DULY MADE AND SIGNED AND FILED WITH THE SECRETARY OF THE COMPANY, DO HEREBY ADOPT THESE AND MAKE THE FOLLOWING AMENDMENT TO THE SUPPLEMENTAL ARTICLES OF INCORPORATION, TO-WIT:

                                  AMENDMENT 1.

     THE NAME OF THE CORPORATION, OMO MINING AND LEASING COMPANY, SHALL BE CHANGED TO OMO MINES CORPORATION.

     WE, O.C. LAPP AND J.T. OMO, RESPECTIVELY THE PRESIDENT AND SECRETARY OF
THE CORPORATION, DO HEREBY CERTIFY THAT THE SUPPLEMENTAL ARTICLES OF INCORPORATION HEREIN BEFORE SET FORTH AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION EMBRACED THEREIN, WERE DULY ADOPTED BY THE TRUSTEES OF THE SAID COMPANY BY A MAJORITY VOTE THEREOF, WHICH VOTE WAS GIVEN AT A SPECIAL MEETING OF THE STOCKHOLDERS AND THE BOARD OF DIRECTORS OF THE CORPORATION AT THE GENERAL OFFICES OF THE COMPANY AT MOUNTAIN HOME, IDAHO, ON THE FIRST DAY OF FEBRUARY, A.D. 1926, AT TWO O'CLOCK IN THE AFTERNOON, AS PROVIDED BY THE BY-LAWS, THAT SUCH SUPPLEMENTAL ARTICLES AND AMENDMENT AS HEREINBEFORE SET FORTH ARE CORRECT AND THAT IN ACCORDANCE WITH THE STATUTE IN SUCH CASE MADE AND PROVIDED, WE HEREBY CERTIFY THE SAME

IN TRIPLICATE TO BE CORRECT.

     IN TESTIMONY WHEREOF, WE HAVE HEREUNTO SET OUR HANDS AND SEALS ON THIS THE FIFTH DAY OF FEBRUARY, 1926.

                                  (SIGNED)    O.C. LAPP
                                              PRESIDENT

ATTEST:

(SIGNED)    J.T. OMO
            SECRETARY

CERTIFICATE OF TRUE COPY--RECORDER

---------------------------------------------------------------------------
STATE OF IDAHO             )          I, F.M. HOBBS, AUDITOR AND RECORDER
                           )   SS     IN AND FOR THE COUNTY OF ELMORE,
COUNTY OF ELMORE           )          STATE OF IDAHO, DO HEREBY CERTIFY
                                      THAT THE FOREGOING IS A TRUE AND
            ELMORE COUNTY             CORRECT COPY OF THE ORIGINAL
                IDAHO                 ARTICLES OF INCORPORATION OF OMO
                SEAL                  MINING & LEASING COMPANY, NOW ON
         AUDITOR RECORDER             FILE IN MY OFFICE.

                                      GIVEN UNDER MY HAND AND OFFICIAL SEAL AT
                                      MOUNTAIN HOME, IDAHO, THIS, THE 15TH DAY
                                      OF FEBRUARY, 1926.

                                           ATTEST: (SIGNED) F.M. HOBBS
                                           AUDITOR AND RECORDER

                      BY-LAWS OF THE OMO MINES CORPORATION

                                   ARTICLE I

                                    OFFICERS

     SECTION 1. THE OFFICERS OF THIS COMPANY SHALL CONSIST OF A PRESIDENT, VICE-PRESIDENT, SECRETARY, TREASURER AND GENERAL MANAGER, AND SUCH OTHER OFFICERS AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DETERMINE AND DESIGNATE. THE PRESIDENT, VICE-PRESIDENT, SECRETARY AND TREASURER SHALL BE CHOSEN FROM AMONG THE DIRECTORS BY THE DIRECTORS, AND ONE PERSON MAY HOLD TWO OFFICES.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. A BOARD OF DIRECTORS SHALL BE SELECTED AT THE ANNUAL MEETING OF THE STOCKHOLDERS, AND SHALL SERVE FOR ONE YEAR AFTER THEIR ELECTION AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, AND SAID BOARD OF DIRECTORS SHALL CONSIST OF FIVE MEMBERS.

                                  ARTICLE III

                                   PRESIDENT

     SECTION 1. THE PRESIDENT SHALL BE THE CHIEF EXECUTIVE OF THE COMPANY IN THE MANAGEMENT OF ITS AFFAIRS, BUT SUBJECT AT ALL TIMES AND IN ALL MATTERS TO THE CONTROL AND DIRECTION OF THE BOARD OF DIRECTORS. HE SHALL, WHEN PRESENT, PRESIDE AT ALL MEETINGS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS, AND PERFORM SUCH OTHER DUTIES AS MAY BE REQUIRED OF HIM BY THE LAWS OF THE STATE AND THE BY-LAWS OF THE COMPANY AND THE BOARD OF DIRECTORS.

     SECTION 2. HE SHALL RECEIVE SUCH SALARY, IF ANY, AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE IV

                                 VICE PRESIDENT

     SECTION 1. IN THE ABSENCE OF THE PRESIDENT, THE VICE-PRESIDENT SHALL POSSESS ALL THE POWERS AND PERFORM

ALL THE DUTIES OF THE PRESIDENT, AND SHALL RECEIVE SUCH COMPENSATION, IF ANY, FOR HIS SERVICES AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE V

                                   TREASURER

     SECTION 1. IT SHALL BE THE DUTY OF THE TREASURER TO RECEIVE ALL MONIES AND FUNDS OF THE COMPANY AND DEPOSIT THE SAME IN SUCH BANK AS THE PRESIDENT OR DIRECTORS SHALL DIRECT. HE SHALL PAY OUT THE SAME BY CHECK IN PAYMENT OF BILLS OR DEBTS OF THE COMPANY AS MUCH AS POSSIBLE AND TAKE RECEIPTS THEREFORE WHETHER PAYMENT IS MADE BY CHECK OR CASH. HE SHALL ALSO RECEIVE AND ENDORSE ALL NEGOTIABLE PAPER OF THE COMPANY.


     SECTION 2. HE SHALL KEEP A FULL AND ACCURATE BOOK OF ACCOUNT, WHICH AT ALL TIMES SHALL BE OPEN TO THE INSPECTION OF ANY MEMBER OF THE BOARD OF DIRECTORS. HE SHALL MAKE A REPORT TO THE BOARD OF DIRECTORS AT SUCH TIME AS THE BOARD OF DIRECTORS MAY REQUIRE SUCH REPORT, SHOWING IN DETAIL ALL MONIES RECEIVED AND PAID OUT, AND PRESENT ITEMIZED RECEIPTED VOUCHERS FOR ALL DISBURSEMENTS, AND FILE THE SAME WITH THE SECRETARY ALONG WITH HIS REPORT. HE SHALL DISCHARGE SUCH OTHER DUTIES PERTAINING TO HIS OFFICE AS SHALL BE PRESCRIBED BY THE BOARD OF DIRECTORS.

     SECTION 3. HE SHALL GIVE SUCH BONDS AS THE BOARD OF DIRECTORS MAY REQUIRE OF HIM, PROVIDED, HOWEVER, THAT THE PREMIUM ON SUCH BONDS SHALL BE PAID FROM THE TREASURY OF THE COMPANY.

     SECTION 4. HE SHALL RECEIVE SUCH COMPENSATION FOR HIS SERVICES, IF ANY, AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE VI

                                   SECRETARY

     SECTION 1. IT SHALL BE THE DUTY OF THE SECRETARY TO KEEP FULL AND ACCURATE MINUTES OF THE PROCEEDINGS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS. HE SHALL ALSO KEEP A LIST OF ALL PERSONS WHO ARE OR HAVE BEEN STOCKHOLDERS, WITH THE SAME ALPHABETICALLY ARRANGED, SHOWING WHEN EACH PERSON BECAME A STOCKHOLDER AND THE NUMBER OF SHARES OF STOCK HELD BY EACH STOCKHOLDER RESPECTIVELY AND THE DATE OF TRANSFER TO HIM OF THE SAME ON THE BOOKS OF THE COMPANY.

     SECTION 2. HE SHALL BE ENTITLED TO CHARGE AND COLLECT THE SUM OF TWENTY-FIVE CENTS FOR EACH CERTIFICATE ISSUED IN MAKING ANY TRANSFER OF STOCK ON THE BOOKS OF THE COMPANY, EXCEPT THE ORIGINAL ISSUE, TO BE PAID BY THE PARTY HAVING SUCH TRANSFER MADE.

     SECTION 3. IT SHALL ALSO BE THE DUTY OF THE SECRETARY TO GIVE NOTICE OF
ALL MEETINGS OF THE STOCKHOLDERS AND ALL SPECIAL MEETINGS OF THE DIRECTORS, AND HE SHALL PERFORM SUCH OTHER DUTIES AS MAY BE REQUIRED OF HIM BY THE LAWS OF THE STATE AND THE BY-LAWS OF THIS COMPANY, AND HE SHALL RECEIVE SUCH COMPENSATION, IF ANY, FOR HIS SERVICES AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW, AND COMMISSIONS ON HIS SALES OF STOCK.

                                  ARTICLE VII

                                GENERAL MANAGER

     SECTION 1. THE GENERAL MANAGER SHALL HAVE THE GENERAL SUPERVISION AND CONTROL OF THE PROPERTY OF THE COMPANY, AND HAVE CHARGE OF THE MINING, CONSTRUCTION, REPAIRING, AND ENGINEERING DEPARTMENT OF THE COMPANY, TO CONTROL AND DIRECT ALL LABOR PERTAINING TO THE OPERATIONS OF THE COMPANY AT THE MINE, BUT ENTIRELY SUBJECT TO THE DIRECTION AND CONTROL OF THE BOARD OF DIRECTORS.

                                  ARTICLE VIII

                                   DIRECTORS

     SECTION 1. THE REGULAR MEETING OF THE BOARD OF DIRECTORS SHALL BE HELD IN THE OFFICE OF THE COMPANY ON THE THIRD TUESDAY OF JANUARY AND THE THIRD TUESDAY OF JULY, OF EACH YEAR, AND WHEN SUCH DAY FALLS ON A HOLIDAY, THE NEXT SUCCEEDING DAY THAT IS NOT A HOLIDAY SHALL BE THE TIME OF HOLDING SUCH MEETING.

     SECTION 2. SPECIAL MEETINGS OF THE DIRECTORS MAY BE CALLED BY THE
PRESIDENT WHENEVER HE MAY DEEM IT EXPEDIENT, BY HAVING MAILED TO EACH DIRECTOR A NOTICE OF SUCH SPECIAL MEETING. SUCH NOTICE SHALL STATE THE TIME, PLACE AND OBJECT OF THE MEETING AND SHALL BE SIGNED BY THE PRESIDENT OR SECRETARY AND ADDRESSED TO THE LAST GIVEN ADDRESS OF EACH DIRECTOR, OR SUCH MEETING MAY BE CALLED BY A SIMILAR NOTICE SIGNED BY AT LEAST TWO DIRECTORS.

     SECTION 3. THERE SHALL BE CALLED A SPECIAL MEETING OF THE DIRECTORS OF THIS COMPANY IMMEDIATELY AT THE CLOSE OF THE ANNUAL STOCKHOLDERS MEETING FOR THE PURPOSE OF ELECTING OFFICERS, ORGANIZING THE AFFAIRS OF THE COMPANY AND TRANSACTING SUCH OTHER BUSINESS AS MIGHT LEGALLY COME BEFORE IT.

     SECTION 4. THE BOARD OF DIRECTORS SHALL EXERCISE A GENERAL SUPERVISION OVER THE OFFICERS, AND EMPLOYEES OF THE COMPANY, TO RECEIVE AND PASS UPON THE REPORTS OF THE OFFICERS AND AGENTS OF THE COMPANY, AND SHALL HAVE POWER TO TRANSACT AND CONDUCT FOR AND IN BEHALF OF THE COMPANY ANY AND ALL BUSINESS FOR WHICH THE COMPANY HAS BEEN INCORPORATED.

     SECTION 5.  THE MEMBERS OF THE BOARD OF DIRECTORS SHALL RE-

CEIVE NO COMPENSATION FOR THEIR SERVICES AS SUCH, UNLESS EXPRESSLY PROVIDED, BUT MEMBERS OF THE BOARD SHALL BE ALLOWED THEIR REASONABLE TRAVELING EXPENSES WHEN ACTUALLY ENGAGED IN THE BUSINESS OF THE COMPANY, WHICH EXPENSES ARE TO BE ALLOWED AS IN ANY OTHER CASE OF DEMANDS AGAINST THE COMPANY, OR COMMISSIONS ON THEIR SALES OF STOCK.

     SECTION 6. A MAJORITY OF THE DIRECTORS SHALL CONSTITUTE A QUORUM, BUT IN THE ABSENCE OF A MAJORITY OF THE BOARD OF DIRECTORS, A MINORITY SHALL HAVE POWER TO ADJOURN THE MEETING EITHER GENERALLY OR TO A PARTICULAR TIME.

                                  ARTICLE IX.

                                 STOCKHOLDERS.

     SECTION 1. THE ANNUAL MEETING FOR THE STOCKHOLDERS FOR ELECTION OF DIRECTORS OF THE COMPANY AND THE TRANSACTION OF OTHER BUSINESS SHALL BE HELD AT THE OFFICE OF THE COMPANY ON THE SECOND TUESDAY OF FEBRUARY OF EACH YEAR AT THE HOUR OF TWO O'CLOCK P.M. THE DIRECTORS ELECTED AT THE FIRST ANNUAL STOCKHOLDERS MEETING SHALL ASSUME THEIR DUTIES AT THE EXPIRATION OF THE TIME FOR WHICH DIRECTORS ARE NAMED IN THE ARTICLES OF INCORPORATION.

     SECTION 2. AT ALL MEETINGS OF THE STOCKHOLDERS, EACH STOCKHOLDER SHALL BE ENTITLED TO CAST ONE VOTE FOR EACH SHARE OF STOCK STANDING IN HIS NAME AS APPEARS ON THE STOCK LIST AT THE TIME OF CLOSING THE BOOKS AS HEREINAFTER STATED. NO PERSON SHALL VOTE AS PROXY UNLESS HE SHALL PRESENT TO AND FILE WITH THE SECRETARY WRITTEN AUTHORITY SO TO DO, SIGNED BY THE STOCKHOLDER OF WHOM
HE REPRESENTS BEFORE HE SHALL ACT IN BEHALF OF SUCH ABSENT STOCKHOLDER.

     SECTION 3. AT ALL MEETINGS OF THE STOCKHOLDERS OF THIS COMPANY, A MAJORITY OF STOCK SHALL BE SUFFICIENT TO CARRY ANY RESOLUTION OR MOTION.

     SECTION 4. NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS SHALL BE GIVEN BY MAIL OR IN PERSON OR BY NOTICE ADDRESSED TO EACH OF THE SAID STOCKHOLDERS, WHICH NOTICE SHALL STATE THE TIME, PLACE AND OBJECT OF SUCH MEETING.

     SECTION 5. NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS SHALL STATE THE OBJECT, TIME AND PLACE OF THE MEETING. SPECIAL MEETINGS OF THE STOCKHOLDERS MAY BE CALLED FROM TIME TO TIME BY THE PRESIDENT, AT HIS OWN ELECTION, OR UPON THE REQUEST OF THE HOLDERS OF SIXTY PERCENT OF THE STOCK OF THIS CORPORATION. ALL NOTICES FOR GENERAL OR SPECIAL MEETINGS OF THE STOCKHOLDERS SHALL BE SIGNED BY THE PRESIDENT, OR VICE-PRESIDENT IN HIS ABSENCE, OR SECRETARY, AND SHALL BE GIVEN AT LEAST TWO WEEKS BEFORE THE TIME FOR HOLDING SUCH MEETING.

                                   ARTICLE X

                                  STOCK BOOK.

     SECTION 1. THE STOCK BOOK OF THE COMPANY SHALL BE CLOSED FOR FIVE DAYS PREVIOUS TO THE GENERAL OR SPECIAL MEETING OF THE STOCKHOLDERS, AND ALSO FIVE PREVIOUS TO THE PAYMENT OF ANY DIVIDEND, AND THE LIST OF STOCKHOLDERS AS IT APPEARS ON THE BOOKS OF THE COMPANY AT THE TIME OF CLOSING SUCH BOOK SHALL DESIGNATE AND DETERMINE WHO SHALL VOTE OR RECEIVE DIVIDENDS THEREON.

                                   ARTICLE XI

     CERTIFICATE OF STOCK SHALL BE OF SUCH FORM AND DEVICE AS THE BOARD OF DIRECTORS MAY DIRECT, AND SUCH CERTIFICATES SHALL, BE SIGNED BY THE PRESIDENT AND SECRETARY AND EACH ONE SHALL EXPRESS ON ITS FACE THE NUMBER, DATE OF ISSUANCE, THE NUMBER OF SHARES AND THE PERSON TO WHOM ISSUED.

                                  ARTICLE XII

     SHARES OF THE COMPANY MAY BE TRANSFERRED BY THE COMPANY AT ANY TIME BY THE HOLDERS THEREOF, OR BY ANY ATTORNEY LEGALLY CONSTITUTED, OR BY LEGAL REPRESENTATIVES; BUT NO TRANSFER SHALL BE VALID EXCEPT BETWEEN THE PARTIES THERETO UNTIL ENTERED IN THE PROPER FORM UPON THE BOOKS OF THE COMPANY, AND AFTER ALL ASSESSMENTS, CHARGES, AND FEES DUE THE COMPANY SHALL BE PAID IN ADVANCE ON EACH AND EVERY CERTIFICATE, AND NO STOCKHOLDER OR HIS ASSIGNEE SHALL BE ENTITLED TO HAVE ANY STOCK TRANSFERRED UNTIL ALL SUCH CHARGES, FEES, AND ASSESSMENTS SHALL HAVE BEEN PAID. THE SURRENDERED CERTIFICATES SHALL BE CANCELLED BEFORE A NEW CERTIFICATE SHALL BE ISSUED IN LIEU THEREOF, AND SUCH CANCELLED CERTIFICATE SHALL BE PASTED ON THE STUB OF THE SAME.

                                  ARTICLE XIII

     THE BOARD OF DIRECTORS SHALL LEVY THE CALLS FOR ASSESSMENT FROM TIME TO TIME, AND FOR AMOUNT NOT TO EXCEED TWO MILLS IN ANY ONE MONTH FOR THE NEEDS OF THE COMPANY. THE DIRECTORS SHALL ALSO AUTHORIZE AND INSTRUCT THE SECRETARY TO SELL ALL STOCK ON WHICH ASSESSMENTS ARE UNPAID AND DELINQUENT THIRTY DAYS AFTER DATE OF ASSESSMENT IS DUE AND PAYABLE. ALL NOTICES OF ASSESSMENT SHALL BE MAILED TO THE LAST KNOWN ADDRESS OF THE STOCKHOLDERS OF REGISTER ON THE BOOKS OF THE COMPANY.

     THE BOOKS AND PAPERS IN THE OFFICE OF THE COMPANY, THE SECRETARY AND TREASURER SHALL AT ALL TIMES DURING BUSINESS HOURS KEEP OPEN TO THE INSPECTION OF THE BOARD OF DIRECTORS, AND A COPY OF THESE BY-LAWS SHALL BE KEPT AT THE PLACE OF BUSINESS OF THE COMPANY AND OPEN AT ALL TIMES TO THE INSPECTION OF ANY STOCKHOLDER.

                                  ARTICLE XIV

     THE BY-LAWS MAY BE AMENDED OR ALTERED AT ANY ANNUAL MEETING OF THE COMPANY, OR AT ANY SPECIAL MEETING CALLED FOR THAT PURPOSE BY A MAJORITY OF THE STOCK, AND SHALL REMAIN IN THE POSSESSION OF THE SECRETARY OF THE COMPANY.

                                   ARTICLE XV

     IN CASE OF A VACANCY ON THE BOARD OF DIRECTORS A MAJORITY OF THE REMAINDER THEREOF SHALL FILL SUCH VACANCY.

     WE, THE UNDERSIGNED, PRESIDENT, SECRETARY AND DIRECTORS OF THE OMO MINING AND LEASING COMPANY, EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE STATE OF IDAHO, DO HEREBY CERTIFY THAT THE FOREGOING IS A TRUE AND COMPLETE COPY OF THE BY-LAWS OF SAID CORPORATION AND THE SAME ARE IN FORCE AT THE DATE HEREOF.

     DATED THIS, THE 20TH DAY OF JANUARY, 1926.

                              J.T. OMO, PRESIDENT
                  (SIGNED)    O.C. LAPP, SECRETARY
                              B.B. LOWER, DIRECTOR

                            MINUTE BOOK NUMBER TWO

                     OMO MINES CORPORATION, SPOKANE, WASH.

BEGINNING WITH COPY OF CALL FOR REGULAR SEMI-ANNUAL MEETING OF DIRECTORS, UNDER DATE OF JANUARY 11, 1932.

-------------------------------------------------------------------------------

                             MINUTE BOOK NUMBER ONE

CONTAINS RECORD OF MEETINGS FROM ORGANIZATION TO CALL FOR REGULAR SEMI-ANNUAL MEETING OF DIRECTORS TO BE HELD ON JANUARY 19, 1932.

MINUTE BOOK #1 IS A LOOSE-LEAF BOOK DESIGNATED AS CORPORATION RECORD IN WHICH COPIES OF RECORDS HAVE BEEN PASTED ON LOOSE SHEETS.

THIS BOOK CONTAINS NO COPY OF THE ARTICLES ON INCORPORATION, SO SAME HAS BEEN INSERTED IN BOOK #2.

FOR CONVENIENT REFERENCE, A COPY OF THE AMENDED ARTICLES OF INCORPORATION AND BY-LAWS HAS BEEN INCLUDED IN MINUTE BOOK NUMBER TWO.

                               RECORD OF HOLDINGS

FRANKLIN MINING CLAIM - EVOLUTION MINING DISTRICT, SHOSHONE COUNTY, KELLOGG, IDAHO. ACQUIRED BY PURCHASE FROM J.T. OMO JANUARY 20, 1926; ABANDONED 1930. MONEY EXPENDED ON SAID CLAIM $300.00 IN ASSESSMENT WORK.

ROCKY BAR MINING COMPANY - TREASURE MINE - BEAR CREEK MINING DISTRICT, ELMORE COUNTY, ROCKY BAR, IDAHO. OPTION SECURED JANUARY 20, 1926. LEASE AND BOND CANCELLED NOVEMBER 12, 1926 EXPENSES APPROXIMATELY $1,939.00

MOUNTAIN VIEW MINE - PINE GROVE MINING DISTRICT, ELMORE COUNTY. OPTION AND LEASE SECURED SEPTEMBER 26, 1926. ABANDONED AUGUST 5, 1928. EXPENSES APPROXIMATELY $11,520.00

RIVERSIDE GROUP OF MINING CLAIMS - AINSWORTH MINING DISTRICT, HOWBER, B.C. PURCHASED FEBRUARY 2ND, 1928.

SOUTHERN PACIFIC GROUP - AINSWORTH MINING DISTRICT ADJOINING
THE RIVERSIDE GROUP, HOWBER, B.C. CANADA.